Exhibit 1.01

Conflict Minerals Report

Colfax Corporation has included this Conflict Minerals Report as an exhibit to its Form SD for the period from January 1st 2018 to December 31st 2018 as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 31, 2019.

Unless the context indicates otherwise, the terms “Colfax,” “we,” “its,” “us,” and “our” refer to Colfax Corporation and its consolidated subsidiaries. As used herein, “Conflict Minerals” or “3TG” is defined as, consistent with the Conflict Minerals Rule, cassiterite, columbite-tantalite (coltan), gold, wolframite and the derivatives tin, tantalum and tungsten.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “intend” and the like, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG benefit armed groups.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source 3TG, and (3) political and regulatory developments, whether in the Democratic Republic of the Congo (“DRC”) region, the United States or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of filing of this document. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of filing of this document or to reflect the occurrence of unanticipated events.

Company and Product Information

Colfax Corporation is a leading diversified technology company that provides orthopedic, fabrication technology, and air and gas handling and products and services to customers around the world principally under the DJO, ESAB, and Howden brands.

Our in-scope product categories for 2018 were: (1) gas- and air-handling products, consisting of heavy-duty centrifugal and axial fans, rotary heat exchangers and gas compressors; and (2) welding equipment, cutting equipment and automated welding and cutting systems. For a further discussion of our products, see our Annual Report on Form 10-K for the year ended December 31, 2018. The information contained in our Form 10-K and other external materials referenced herein, including our website, is not incorporated by reference into this Conflict Minerals Report or our Form SD and should not be considered part of this Conflict Minerals Report or the Form SD.

Applicability of the Conflict Minerals Rule to Our Company

We are subject to the Conflict Minerals Rule because some of the products that we manufacture contain 3TG that are necessary to their functionality or production. Our in-scope products contain tin, tantalum, tungsten and gold, although each in-scope product does not contain all four 3TG.

We generally do not source 3TG from smelters or refiners and have no direct relationships with mines, and we believe that we are in most cases many levels removed from all of these market participants. However, through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with our Conflict Minerals Policy, which is described below, and encourage conflict free sourcing in our supply chain.

Product, smelter and refiner information in respect of 2018 is described under “Product Information” below and on Annex A. For 2018, each of our in-scope products contained 3TG content for which we were unable to determine the origin. None of the necessary 3TG contained in our in-scope products were determined by us to directly or indirectly finance or benefit armed groups in the DRC or an adjoining country. However, we did not conclude that any of our products were “DRC conflict free.” The terms “adjoining country,” “armed group” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule.

Our Conflict Minerals Policy

We are committed to being a responsible corporate citizen and are opposed to human rights abuses such as are occurring in the DRC. To this end, we have adopted and communicated to our suppliers and the public a company policy (the “Conflict Minerals Policy”) for the supply chain of 3TG.

The Conflict Minerals Policy includes, but is not limited to, our expectations that:

1.	The components, parts and products supplied to us are DRC conflict free within the meaning of the Conflict Minerals Rule;

2.

Our suppliers define, implement and communicate to sub-suppliers their own 3TG policy consistent with our Conflict Minerals Policy and the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”); and

3.

Our suppliers implement policies, procedures and frameworks that are consistent with the OECD Guidance and require their direct and indirect sub-suppliers to do the same, and that our suppliers otherwise work with sub-suppliers to ensure traceability of 3TG.

We do not embargo sourcing of 3TG from the DRC region and encourage our suppliers to continue to source responsibly from the region, from sources that do not support conflict.

Our policy is available on our website at http://ir.colfaxcorp.com/static-files/5f7e2a02-e1de-4317-aa11-f1a284e476c0.

Reasonable Country of Origin Inquiry Information

As required by the Conflict Minerals Rule, for 2018, we conducted a “reasonable country of origin inquiry.” For our reasonable country of origin inquiry, to the extent applicable, we utilized the same processes and procedures as for our due diligence, in particular Steps 1 and 2 of the OECD Guidance, which are discussed below.

Our inquiry included approximately 7,750 suppliers (the “Suppliers”) that we identified as having provided us with components, parts or products that contain 3TG or that we believe may have provided us with components, parts or products that contain 3TG. For 2018, the Suppliers identified to us 315 smelters and refiners that processed or may have processed the necessary 3TG contained in our in-scope products, as shown and described under Annex A below. These smelters and refiners include 254 smelters and refiners identified as “Conformant” and 5 identified as “Active,” each as defined in Annex A. This information is based primarily on company-level declarations from Suppliers. Accordingly, many of these smelters and refiners may not be part of our supply chain, as we generally were not able to collect data at the product-level.

Based on the results of our reasonable country of origin inquiry, we conducted due diligence for 2018. These due diligence efforts are discussed below.

Due Diligence Program

Design Framework

We designed our due diligence measures relating to 3TG to conform with, in all material respects, the criteria set forth in the OECD Guidance, Third Edition, including the related Supplements for tin, tantalum and tungsten and for gold (hereinafter referred to as the “OECD Guidance”).

Selected Elements of our Due Diligence Program

The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our due diligence program are discussed below. However, these are not all of the elements of the program that we have put in place to help ensure that the 3TG contained in our in-scope products are responsibly sourced. The headings below conform to the headings used in the OECD Guidance for each of the five steps.

1.	OECD Guidance Step One: “Establish strong company management systems”

a.

We have a Conflict Minerals Policy. We communicate the policy internally to our sourcing teams and to selected suppliers. The Conflict Minerals Policy also is posted on our website at http://ir.colfaxcorp.com/static-files/5f7e2a02-e1de-4317-aa11-f1a284e476c0.

b.

We have a team of senior staff under the Senior Vice President, Colfax Business System (“CBS”) and Supply Chain and Interim General Counsel charged with managing our 3TG compliance strategy. The working group also includes representatives from each business platform. We supplement our compliance efforts with specialist outside counsel.

c.	Selected internal personnel are educated on the Conflict Minerals Rule, the OECD Guidance, our compliance plan and the procedures for reviewing and validating supplier responses to our inquiries.

d.

We utilize the Conflict Minerals Reporting Template (the “CMRT”) developed by the Responsible Minerals Initiative (the “RMI”) to identify smelters and refiners in our supply chain. The CMRT requests suppliers to provide information concerning the usage and source of 3TG in their products, as well as information concerning their related compliance efforts. We utilize a third-party service provider (the “Service Provider”) to conduct our supplier outreach and follow-up, as well as for the review and validation of supplier responses.

e.	We maintain business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions, for at least five years.

f.	The Service Provider provides training and educational materials to suppliers to enhance the quality of responses.

g.	We have contractual terms relating to 3TG, which are incorporated into selected supplier contracts.

h.

We have a mechanism for employees, suppliers and other interested parties to report violations of our Conflict Minerals Policy. The contact information for our grievance mechanism is www.colfaxcorp.ethicspoint.com.

2.	OECD Guidance Step Two: “Identify and assess risk in the supply chain”

a.

We requested in writing, through the Service Provider, that the Suppliers provide us with a completed CMRT. The Service Provider followed up by email or phone on our behalf with Suppliers that did not respond to the request within the specified time frame. The Service Provider followed up at least three times with non-responsive Suppliers.

b.

The Service Provider, on our behalf, reviewed Supplier responses against its written review criteria to identify incomplete responses, potential errors and inaccuracies in the CMRTs. The Service Provider followed up by email with Suppliers that submitted a response that triggered specific quality issues relating to completeness and accuracy.

c.

Smelter and refiner information provided by Suppliers was reviewed by the Service Provider against the smelters and refiners listed on the Smelter Look-up tab of the CMRT. To the extent that a smelter or refiner identified by a Supplier is not on that list, the Service Provider may take additional steps to attempt to determine whether the listed entity is a smelter or refiner.

d.	Smelter and refiner information also was reviewed against the lists of Conformant and Active smelters and refiners published by the RMI.

254 of the identified smelters and refiners were listed as Conformant by the RMI and 5 were listed as Active, as of May 20, 2019. Please see Annex A below for further information regarding the smelters and refiners identified to us through our reasonable county of origin inquiry and due diligence.

The Service Provider bases its country of origin determinations on publicly available information, its outreach to smelters and refiners and information provided by suppliers in their completed CMRTs. Consistent with the foregoing, to the extent that a smelter or refiner identified by a Supplier was not listed as Conformant by the RMI, the Service Provider undertook an additional review to attempt to determine whether that smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country. The Service Provider attempted to reach out to the smelter or refiner directly and conducted research to gain more information about the smelter’s or refiner’s sourcing practices, including the countries of origin of the minerals that it processes, the transit and transfer of the minerals that it processes and whether it has in place internal due diligence procedures or other processes to track the chain-of-custody of its 3TG.

e.

The Service Provider evaluated Suppliers’ due diligence processes and policies based on the Suppliers’ responses to certain of the questions in the CMRT. These questions ask suppliers about their internal processes regarding 3TG.

f.

We take steps to gather additional information from suppliers whose responses lead us to believe additional information is warranted to help ensure that our supply chain is responsibly sourcing 3TG. This may include requesting product-specific CMRTs or other information.

3.	OECD Guidance Step Three: “Design and implement a strategy to respond to identified risks”

a.

Our 3TG compliance team reviewed the reports and evaluations prepared by the Service Provider and liaised with appropriate members of senior management in our legal and supply chain teams, including our Senior Vice President, CBS and Supply Chain and General Counsel, regarding the results of our diligence.

b.

We undertake additional internal reviews with our legal and supply chain teams on a periodic basis using the information provided by the Service Provider, our suppliers and our independent inquiries, and respond via supplier follow-up, commercial escalation or other commensurate means to the risks identified via these reviews.

4.	OECD Guidance Step Four: “Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain”

In connection with our due diligence, we utilize and rely on information made available by the RMI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence.

5.	OECD Guidance Step Five: “Report on supply chain due diligence”

We file a Form SD and Conflict Minerals Report with the Securities and Exchange Commission and make these filings available on our website at http://ir.colfaxcorp.com/investor-relations.

Identified Smelters and Refiners

In connection with our reasonable country of origin inquiry or due diligence, as applicable, the Suppliers identified to us the smelters and refiners listed on Annex A below either as part of our supply chain or as potentially having processed the necessary 3TG contained in our in-scope products in 2018. Due to our position in the supply chain, which is discussed earlier in this Conflict Minerals Report, we rely on our suppliers for accurate smelter and refiner information and our due diligence measures do not provide absolute certainty regarding the source and chain of custody of the necessary 3TG contained in our in-scope products.

We endeavored to determine the mine or location of origin of the 3TG contained in our in-scope products by requesting that the Suppliers provide us or our Service Provider with a completed CMRT, and through the other activities described herein that were taken by us or the Service Provider.

Future Risk Mitigation Efforts

We intend to take the following additional steps to mitigate the risk that the necessary 3TG in our in-scope products benefit armed groups in the DRC and its adjoining countries. These steps are in addition to the steps that we took in respect of 2018, which we intend to continue to take in respect of 2018 to the extent applicable.

1.	Engage with applicable Suppliers that provided incomplete responses or that did not provide responses for 2018 to help ensure that they provide requested information for 2018.

➣	Provide additional outreach to Suppliers with non-conformant responses

➣	Conduct further training for Suppliers

➣	Work to identify improved contacts for non-respondents

2.	Encourage the continuing development and progress of traceability measures at Suppliers that indicated for 2018 that the source of 3TG was unknown or undeterminable.

3.	Continue communicating to suppliers our sourcing expectations, including through the dissemination of the Conflict Minerals Policy to them and required adherence to contractual sourcing requirements.

Annex A

Capitalized terms used and not otherwise defined in this Annex have the meanings set forth in the Conflict Minerals Report of which this Annex is a part.

Smelters and Refiners

In connection with our reasonable country of origin inquiry or due diligence, as applicable, the Suppliers identified to us the smelters and refiners listed below as either being part of our supply chain or as potentially having processed the necessary 3TG contained in our in-scope products in 2018. Please see the notes that accompany the tables for additional information concerning the information in the tables.

Summary Smelter and Refiner Information

Metal	Conformant	Active	On Look-up Tab Only	Total
Tantalum	40	0	0	40
Tin	72	0	8	80
Tungsten	40	1	3	44
Gold	102	4	45	151
Totals	254	5	56	315

The following percentages of the identified smelters and refiners were listed as Conformant, by mineral: tantalum – 100%; tin – 90%; tungsten – 91%; and gold – 68%.

Smelter and Refiner Names and Status

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status
Gold	8853 S.p.A.	ITALY	Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES	On Look-Up Tab Only
Gold	Advanced Chemical Company	UNITED STATES	Conformant
Gold	African Gold Refinery	UGANDA	On Look-Up Tab Only
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	On Look-Up Tab Only
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangalore Refinery	INDIA	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	Caridad	MEXICO	On Look-Up Tab Only
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status
Gold	Cendres + Métaux S.A.	SWITZERLAND	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Active
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	On Look-Up Tab Only
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	On Look-Up Tab Only
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	On Look-Up Tab Only
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	On Look-Up Tab Only
Gold	Geib Refining Corporation	UNITED STATES	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	On Look-Up Tab Only
Gold	Guangdong Jinding Gold Limited	CHINA	On Look-Up Tab Only
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	On Look-Up Tab Only
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	On Look-Up Tab Only
Gold	HeeSung	KOREA, REPUBLIC OF	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	On Look-Up Tab Only
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	On Look-Up Tab Only
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	On Look-Up Tab Only
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	On Look-Up Tab Only
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	On Look-Up Tab Only
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	On Look-Up Tab Only

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	On Look-Up Tab Only
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	On Look-Up Tab Only
Gold	Lingbao Gold Co., Ltd.	CHINA	On Look-Up Tab Only
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	On Look-Up Tab Only
Gold	L’Orfebre S.A.	ANDORRA	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	On Look-Up Tab Only
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Materion	UNITED STATES	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES	Conformant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	On Look-Up Tab Only
Gold	Morris and Watson	NEW ZEALAND	On Look-Up Tab Only
Gold	Morris and Watson Gold Coast	AUSTRALIA	On Look-Up Tab Only
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	On Look-Up Tab Only
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Active
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	Pease & Curren	UNITED STATES	On Look-Up Tab Only

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	On Look-Up Tab Only
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Précinox S.A.	SWITZERLAND	Conformant
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	On Look-Up Tab Only
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	On Look-Up Tab Only
Gold	Remondis Argentia B.V.	NETHERLANDS	Conformant
Gold	Republic Metals Corporation	UNITED STATES	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Sabin Metal Corp.	UNITED STATES	On Look-Up Tab Only
Gold	Safimet S.p.A	Italy	Conformant
Gold	SAFINA A.S.	CZECH REPUBLIC	On Look-Up Tab Only
Gold	Sai Refinery	INDIA	On Look-Up Tab Only
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	On Look-Up Tab Only
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	On Look-Up Tab Only
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	On Look-Up Tab Only
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Shangdong Humon Smelting Co., Ltd.	CHINA	On Look-Up Tab Only
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	On Look-Up Tab Only
Gold	Sudan Gold Refinery	SUDAN	On Look-Up Tab Only
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiTech	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	On Look-Up Tab Only
Gold	Tony Goetz NV	BELGIUM	On Look-Up Tab Only
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	On Look-Up Tab Only

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Conformant
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	On Look-Up Tab Only
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	On Look-Up Tab Only
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES	Conformant
Tantalum	Exotech Inc.	UNITED STATES	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Metals	MEXICO	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status
Tantalum	Power Resources Ltd.	MACEDONIA	Conformant
Tantalum	QuantumClean	UNITED STATES	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemicals	JAPAN	Conformant
Tantalum	Telex Metals	UNITED STATES	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tin	Alpha	UNITED STATES	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	On Look-Up Tab Only
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	CV Dua Sekawan	INDONESIA	Conformant
Tin	CV Gita Pesona	INDONESIA	Conformant
Tin	CV Tiga Sekawan	INDONESIA	Conformant
Tin	CV United Smelting	INDONESIA	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	On Look-Up Tab Only
Tin	EM Vinto	BOLIVIA	Conformant
Tin	Estanho de Rondônia S.A.	BRAZIL	On Look-Up Tab Only
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	On Look-Up Tab Only
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status
Tin	Modeltech Sdn Bhd	MALAYSIA	Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	On Look-Up Tab Only
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Conformant
Tin	Pongpipat Company Limited	MYANMAR	On Look-Up Tab Only
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	Conformant
Tin	PT Inti Stania Prima	INDONESIA	Conformant
Tin	PT Karimun Mining	INDONESIA	Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Panca Mega Persada	INDONESIA	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	Conformant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	PT Tirus Putra Mandiri	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Super Ligas	BRAZIL	On Look-Up Tab Only
Tin	Thaisarco	THAILAND	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	On Look-Up Tab Only
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Conformant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	On Look-Up Tab Only
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Active
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	On Look-Up Tab Only
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	On Look-Up Tab Only
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant

We note the following in connection with the information contained in the foregoing tables:

(a)

The smelters and refiners reflected in the tables were identified by the Suppliers to us as potentially being part of our 2018 supply chain. However, not all of the included smelters and refiners are believed by us to have processed the necessary 3TG contained in our in-scope products, since most Suppliers reported to us at a “company level” the 3TG contained in all of their products, not just those in the products that they sold to us. Some Suppliers also may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. The smelters and refiners reflected above may not be all of the smelters and refiners in our supply chain, since many Suppliers were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in our in-scope products and not all of the Suppliers responded to our inquiries.

(b)	All compliance status information in the tables is as of May 20, 2019. Compliance status is based on information published by the RMI, without independent verification by us.

(c)

“Conformant” means that a smelter or refiner was listed as conformant with the Responsible Minerals Assurance Process (“RMAP”) assessment protocols, including those indicated as “Re-audit in progress.” Included smelters and refiners were not necessarily Conformant for all or part of 2018 and may not continue to be Conformant for any future period.

(d)	“Active” means that the smelter or refiner was listed as a participant in the RMAP and has committed to undergo an RMAP assessment.

(e)	A smelter or refiner is listed as “On Look-up Tab Only” if it was not Conformant or Active.

(f)	The tables include only entities that are listed as verified smelters on the Smelter Look-up tab list of the CMRT.

(g)	Smelter and refiner country location is based on information published by the RMI, without independent verification by us.

Country of Origin Information

The identified countries of origin of the 3TG processed by the smelters and refiners listed in the table above may have included the countries below, based on publicly available information, our RCOI and due diligence and other information gathered by the Service Provider. These may not be all of the countries of origin from which the smelters and refiners listed above may have sourced 3TG.

Argentina, Australia, Austria, Benin, Bolivia (Plurinational State of), Brazil, Burkina Faso, Burundi, Cambodia, Canada, Chile, China, Colombia, Democratic Republic of the Congo, Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russian Federation, Rwanda, Senegal, Sierra Leone, South Africa, Spain, Thailand, Togo, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Viet Nam and Zimbabwe.

Alternatively, or in addition, some of the smelters and refiners may have sourced from recycled or scrap sources.